Exhibit 99.6
RESTRICTED STOCK UNIT AGREEMENT
SURMODICS, INC.
2003 EQUITY INCENTIVE PLAN
     THIS AGREEMENT, made effective as of this                      day of                                         , 20___, by and between SurModics, Inc., a Minnesota corporation (the “Company”), and                                                              (“Participant”).
W I T N E S S E T H:
     WHEREAS, Participant on the date hereof is a key employee, officer, director of or consultant or advisor to the Company or one of its Subsidiaries; and
     WHEREAS, the Company wishes to grant a restricted stock unit award to Participant for shares of the Company’s Common Stock pursuant to the Company’s 2003 Equity Incentive Plan (the “Plan”); and
     WHEREAS, the Administrator of the Plan has authorized the grant of a restricted stock unit award to Participant;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
     1. Grant of Restricted Stock Unit Award; Term. The Company hereby grants to Participant on the date set forth above a restricted stock unit award (the “Award”) for ___ restricted stock units on the terms and conditions set forth herein. Each restricted stock unit shall entitle the Participant to receive one share of the Company’s Common Stock.
     2. Vesting of Restricted Stock Units.
          a. General. The restricted stock units subject to this Award shall remain forfeitable until the date the risks of forfeiture lapse with respect to a percentage of such units (i.e., the date such units “vest”), according to the following schedule:

Cumulative Percentage
Vesting Date	of Units

Notwithstanding the foregoing schedule, the Administrator may delay the vesting of all or any portion of the restricted stock units pursuant to Paragraph 4(m) herein. Subject to such other terms and conditions set forth in this Agreement, the Participant shall not be entitled to the issuance of shares of Stock for any portion of the restricted stock units subject to this Award until the Administrator determines the number of restricted stock units, if any, which have vested.
          b. Termination of Relationship. If Participant ceases to be [an employee] [a consultant] [a nonemployee director] of the Company or any Subsidiary at any time during the term of the Award, for any reason, this Award shall also terminate and all restricted stock units subject to this Award for which the risks of forfeiture have not lapsed shall be forfeited by Participant; provided, however, that if the Administrator delays the vesting of any restricted stock units pursuant to Paragraph 4(m), the Participant shall not forfeit any such restricted stock units that otherwise would have vested pursuant to the schedule set forth in Paragraph 2(a) above prior to the termination of Participant’s relationship had such vesting not been so delayed, and, upon the issuance of such delayed vested restricted stock units, this Award shall terminate.
     3. Issuance of Shares. Subject to Paragraph 4(m) herein, on each vesting date, the Company shall cause to be issued a stock certificate representing that number of shares of Common Stock which is equivalent to the percentage of restricted stock units for which the risks of forfeiture have lapsed, less any shares withheld for payment of taxes as provided in Section 4(d) below, and shall deliver such certificate to Participant. Until the issuance of such shares, Participant shall not be entitled to vote the shares of Common Stock represented by such restricted stock units, shall not be entitled to receive dividends attributable to such shares of Common Stock, and shall not have any other rights as a shareholder with respect to such shares.
     4. General Provisions.
          a. Employment or Other Relationship. This Agreement shall not confer on Participant any right with respect to continuance of employment or any other relationship by the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment or relationship. Nothing in this Agreement shall be construed as creating an employment contract for any specified term between Participant and the Company or any Subsidiary.
          b. Mergers, Recapitalizations, Stock Splits, Etc. Except as otherwise specifically provided in any employment, change of control, severance or similar agreement executed by the Participant and the Company, pursuant and subject to Section 14 of the Plan, certain changes in the number or character of the Common Stock of the Company (through merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Participant’s rights with respect to any restricted stock units subject to this Award which continue to be subject to risks of forfeiture (i.e., Participant shall have such “anti-dilution” rights under the Award with respect to such events, but shall not have “preemptive” rights).
          c. Shares Reserved. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.
          d. Withholding Taxes. To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal and state payroll, income or other taxes attributable to this Award are withheld from any amounts payable by the Company to the Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law prior to the issuance of any certificates for the shares of Stock subject to this Award. Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part, by delivering shares of Common Stock received pursuant to this Award on which the risks of forfeiture have lapsed, such shares having a Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law, equal to the minimum amount required to be withheld for tax purposes. Participant’s request to deliver shares for purposes of such withholding tax obligations shall be made on or before the date that triggers such obligations or, if later, the date that the amount of tax to be withheld is determined under applicable tax law. Participant’s request shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, of the General Rules and Regulations under the Securities and Exchange Act of 1934, if applicable.
          e. 2003 Equity Incentive Plan. The Award evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this Agreement and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

          f. Lockup Period Limitation. Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Participant hereby agrees that for a period not to exceed 180 days from the prospectus, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of this Agreement or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).
          g. Stock Legend. The Administrator may require that the certificates for any shares of Common Stock purchased by Participant (or, in the case of death, Participant’s successors) shall bear an appropriate legend to reflect the restrictions of Paragraph 4(f) of this Agreement; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable Paragraph 4(f).
          j. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Participant and any successor or successors of Participant permitted by this Agreement. This Award is expressly subject to all terms and conditions contained in the Plan and in this Agreement, and Participant’s failure to execute this Agreement shall not relieve Participant from complying with such terms and conditions.
          k. Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court of Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys’ fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.
          l. Right to Amend. The Company hereby reserves the right to amend this Agreement without Participant’s consent to the extent necessary or desirable to comply with the requirements of Code Section 409A and the regulations, notices and other guidance of general application issued thereunder.

          m. Delay of Payment for Section 162(m). In the event the Administrator reasonably anticipates that the Company’s income tax deduction with respect to the vesting and issuance of any shares of Stock required by this Agreement would be limited or eliminated by Code Section 162(m), the Administrator may, subject to such terms and conditions as determined by the Administrator, delay the vesting and issuance of all or a portion of such shares of Stock until the earlier of (i) the date at which the Administrator reasonably anticipates that the corresponding income tax deduction will not be so limited or eliminated, and (ii) the calendar year of the Participant’s separation from service, as such term is defined in Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder. In the event of such delay, this Award shall not terminate until the delayed vesting and issuance of such shares of Stock has occurred.
          n. Delay in Payment for Specified Employee. In the event this Award is subject to Code Section 409A and the Administrator determines that the Participant is a “specified employee” within the meaning of Code Section 409A, then the issuance of any shares of Stock due to the Participant’s separation from service shall not be issued earlier than the date that is six months after such separation from service, but shall be issued during the calendar year following the year in which the Participant’s separation from service occurs and within thirty (30) days after the earliest possible date permitted under Code Section 409A.
     ACCORDINGLY, the parties hereto have caused this Agreement to be executed on the day and year first above written.

SURMODICS, INC.
By:
Its:

Participant